Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

●	Fourth quarter revenue grew to $4.0 million, up over 2.5 times over the prior-year period and up 11% sequentially

●	Revenue for 2021 increased 27% to $13.3 million driven by strong demand for SDP’s flagship Drill-N-Ream® wellbore conditioning tool and the significant recovery in oil & gas production in North America

●	Achieved net income of $645 thousand for the quarter and Adjusted EBITDA* of $827 thousand, or 20.9% as a percent of revenue

●	Ended year with $6.1 million in shareholders’ equity

*Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

VERNAL, UT, March 11, 2022 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the fourth quarter of 2021 ended December 31, 2021.

Troy Meier, Chairman and CEO, commented, “We had exceptional growth in demand for our Drill-N-Ream® wellbore conditioning tool (“DNR”) as the number of operators and rigs using the tool continues to grow. It would appear as well that we are now reaching a point where tool fleet replacement is required as tool sales in the quarter picked up measurably.”

He added, “We have been building out our team and focused on training to be able to deliver to demand in 2022. We are working hard to address the challenges of talent management and retention, stay ahead of supply chain constraints and meet our customers’ requirements as demand continues to expand.”

Fourth Quarter 2021 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands)	December 31, 2021	September 30, 2021	December 31,2020	Change Sequential	Change Year/Year
North America	3,546	3,041	1,203	16.6%	194.7%
International	405	521	338	(22.3)%	19.7%
Total Revenue	$3,950	$3,562	$1,541	10.9%	156.3%
Tool Sales/Rental	$1,545	$836	342	84.8%	351.7%
Other Related Tool Revenue	1,422	1,510	561	(5.8)%	153.4%
Tool Revenue	2,967	2,346	903	26.5%	228.5%
Contract Services	983	1,216	638	(19.1)%	54.1%
Total Revenue	$3,950	$3,562	$1,541	10.9%	156.3%

- MORE -

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Significant growth in revenue year-over-year reflected a strong recovery in the oil & gas industry especially in North America, growing market penetration of the Company’s DNR in North America and the related expanded demand for new drilling tools.

For the fourth quarter 2021, approximately 90% of revenue was from North America and approximately 10% from international markets, all within the Middle East. Revenue in North America grew year-over-year from increased tool revenue and strong growth in Contract Services.

Fourth Quarter 2021 Operating Costs

($ in thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	Change Sequential	Change Year/Year
Cost of revenue	$1,777	$1,442	$821	23.2%	116.5%
As a percent of sales	45.0%	40.5%	53.3%
Selling, general & administrative	$1,660	$1,551	$1,483	7.0%	11.9%
As a percent of sales	42.0%	43.6%	96.2%
Depreciation & amortization	$423	$405	$682	4.3%	(38.0)%
Total operating expenses	$3,860	$3,399	$2,986	13.6%	29.3%
Operating Income (loss)	$90	$163	$(1,445)	(44.7)%	(106.2)%
As a % of sales	2%	4.6%	(94)%
Other (expense) income including income tax (expense)	$555	$(169)	$790	(427.2)%	(29.8)%
Net Income (loss)	$645	$(6)	$(655)	NM	NM
Diluted loss per share	$0.02	$(0.00)	$(0.03)
Adjusted EBITDA(1)	$827	$853	$(494)	(3.0)%	(267.4)%
As a % of sales	20.9%	23.9%	NM

(1) Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

Gross margin was impacted by operating inefficiencies associated with labor shortages and supply chain constraints. Selling, general & administrative expenses were higher as a result of labor constraints and the inflationary impact of wages.

Net income of $645 thousand, or $0.02 per diluted share was primarily due to the recovery of principal and interest of a related party note receivable in the fourth quarter. Adjusted EBITDA(1) improved year-over-year to $827 thousand on higher net income.

The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Full Year 2021 Review

($ in thousands,except per share amounts)	December 31, 2021	December 31, 2020	$ Change	% Change
Tool sales/rental	$4,331	$3,030	$1,301	42.9%
Other Related Tool Revenue	4,917	4,021	$896	22.3%
Tool Revenue	$9,248	$7,051	$2,198	31.2%
Contract Services	4,088	3,420	$667	19.5%
Total Revenue	$13,336	$10,471	$2,865	27.4%
Operating expenses	13,923	14,293	$(371)	(2.6)%
Operating (loss) income	$(587)	$(3,823)	$3,235	(84.6)%
Net loss	$(530)	$(3,430)	$2,900	(84.6)%
Diluted loss per share	$(0.02)	$(0.13)	$0.11
Adjusted EBITDA(1)	$2,626	$(103)	$2,729	NM

Revenue of $13.3 million grew 27% over the prior year as a result of an improved market combined with strong demand for the Company’s products and services. Revenue in North America was up 35% which more than offset a 8.7% decline in international markets as the Middle East continued to address the global pandemic with containment restrictions.

Tool revenue was $9.2 million, up 31%, or $2.2 million, from the prior-year period driven by demand for the DNR, both new tools as well as repair and royalty revenue from DNR activity on more rigs throughout the year. Contract Services revenue increased approximately $667 thousand, or 19%, to $4.1 million for the year as the Company refurbished more tools for its legacy customer.

Operating expenses in 2021 were down $371 thousand, or 3%, compared with 2020. This was primarily as a result of lower amortization expense and the reorganization of the Company’s international business to improve profitability.

Other income in 2021 included $707 thousand for recovery of a related party note receivable, whereas 2020 benefitted from the $933 thousand in forgiveness on SBA loans.

The net loss in 2021 was $530 thousand, or ($0.02) per diluted share, improved over a net loss of $3.4 million, ($0.13) per diluted share in 2020.

Adjusted EBTIDA was $2.6 million in 2021, or 19.7% of revenue. This was up from an Adjusted loss before tax, interest, depreciation and amortization of $103 thousand in 2020.

Balance Sheet and Liquidity

Cash at the end of the quarter was $2.8 million, up $861 thousand from the end of 2020 and up $353 thousand from the trailing third quarter. Cash generated by operations for the year was $526 thousand. Long-term debt, including the current portion, at quarter-end was $2.5 million. The final $750 thousand of principal due on the note is payable on October 5, 2022.

During the quarter, the Company completed an equity offering of 1,739,131 shares of common stock at a price of $1.15 per share, which resulted in net proceeds of approximately $1.7 million.

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale or rent of tools to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the results of the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, March 18, 2022. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13727112 or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® wellbore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations

(unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020

Revenue
North America	$3,545,648	$1,203,086	$11,619,593	$8,590,933
International	404,821	338,119	1,716,556	1,879,865
Total revenue	$3,950,469	$1,541,205	$13,336,149	$10,470,798

Operating cost and expenses
Cost of revenue	1,777,130	820,961	5,618,844	5,105,677
Selling, general, and administrative expenses	1,660,386	1,483,338	6,200,522	6,371,337
Depreciation and amortization expense	422,733	681,998	2,103,534	2,816,396

Total operating costs and expenses	3,860,249	2,986,297	13,922,900	14,293,410

Operating Income (loss)	90,220	(1,445,092)	(586,751)	(3,822,612)

Other Income (expense)
Interest income	81	28	228	5,803
Interest expense	(125,593)	(125,096)	(539,390)	(575,306)
Recovery of related party note receivable	707,112	-	707,112	-
Loss on Fixed Asset Impairment	-	-	-	(30,000)
Net gain/(loss) on sale or disposition of assets	939	32,000	(249)	174,234
Loan Forgiveness	-	891,600	-	933,003
Total other expense	582,539	798,532	167,701	507,734

Income (loss) before income taxes	$672,759	$(646,560)	$(419,050)	$(3,314,878)

Income tax expense	(27,875)	(8,582)	(110,751)	(114,996)
Net Income (loss)	$644,884	$(655,142)	(529,801)	(3,429,874)

Basic income (loss) per common share	$0.02	$(0.03)	$(0.02)	$(0.13)

Basic weighted average common shares outstanding	27,816,874	25,650,846	26,378,967	25,515,166

Diluted income (loss) per common Share	$0.02	$(0.03)	$(0.02)	$(0.13)

Diluted weighted average common shares outstanding	27,816,874	25,650,846	26,378,967	25,515,166

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	December 31, 2021	December 31, 2020
	(unaudited)

Assets
Current assets:
Cash	$2,822,100	$1,961,441
Accounts receivable, net	2,871,932	1,345,622
Prepaid expenses	435,595	90,269
Inventories	1,174,635	1,020,008
Asset held for sale	-	40,000
Other current assets	55,159	40,620

Total current assets	7,359,421	4,497,960

Property, plant and equipment, net	6,930,329	7,535,098
Intangible assets, net	236,111	819,444
Right of use Asset (net of amortizaton)	$20,518	$99,831
Other noncurrent assets	65,880	87,490
Total assets	$14,612,259	$13,039,823

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$1,139,091	$430,015
Accrued expenses	467,462	1,091,518
Accrued Income tax	206,490	106,446
Current portion of Operating Lease Liability	13,716	79,313
Current portion of Long-term Financial Obligation	65,678	61,691
Current portion of long-term debt, net of discounts	2,195,759	1,397,337
	-	-
Total current liabilities	$4,088,196	$3,166,320

Operating long term liability	6,802	20,518
Long-term Financial Obligation	4,112,658	4,178,261
Long-term debt, less current portion, net of discounts	256,675	1,451,049
Total liabilities	$8,464,331	$8,816,148

Shareholders’ equity
Common stock (28,218,316 and 25,762,342)	28,218	25,762
Additional paid-in-capital	43,071,218	40,619,620
Accumulated deficit	(36,951,508)	(36,421,707)
Total stockholders’ equity	$6,147,928	$4,223,675
Total liabilities and shareholders’ equity	$14,612,259	$13,039,823

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	December 31, 2021	December 31, 2020
Cash Flows From Operating Activities
Net Loss	$(529,801)	$(3,429,874)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	2,103,534	2,816,396
Amortization debt discount
Share - based compensation expense	756,743	550,573
Loss on disposition of rental fleet	-	23,649
Loss (Gain) on sale or dispositon of assets	249	(174,234)
Gain on Forgiveness of loan	-	(933,003)
Impairment on asset held for sale	-	30,000
Amortization of deferred loan cost	18,522	18,525
Changes in operating assets and liabilities:
Accounts receivable	(1,526,310)	2,504,887
Inventories	(143,590)	(95,976)
Prepaid expenses and other noncurrent assets	(338,255)	266,488
Accounts payable and accrued expenses	85,020	(85,630)
Income Tax expense	100,044	90,566
Other long term liabilities	-	(61,421)
Net Cash Provided By Operating Activities	526,156	1,520,946

Cash Flows From Investing Activities
Purchases of propety, plant and equipment	(936,718)	(1,167,346)
Proceeds from sale of fixed assets	50,000	149,833
Net Cash Provided By Investing Activities	(886,718)	(1,017,513)

Cash Flows From Financing Activities
Principal payments on debt	(1,277,730)	(2,350,783)
Proceeds received from debt borrowings	-	72,520
Proceeds received from SBA Paycheck Protection Program (PPP)	-	891,600
Payments on Revolving loan	(895,787)	(1,179,768)
Proceeds received from Revolving loan	1,697,427	1,185,319
Proceeds from financing obligation	-	1,622,106
Proceeds from Issuance of Common Stock	1,697,311	-
Net Cash Provided By (Used In) Financing Activities	1,221,221	240,994

Net change in Cash	860,659	744,427
Cash at Beginning of Period	1,961,441	1,217,014
Cash at End of Period	$2,822,100	$1,961,441

Supplemental information:
Cash paid for interest	$530,898	$576,854
Non-cash payment of other liabilities by offsetting recovery of related-party note receivable	$707,112	$-
Long term debt paid with Sale of Plane	$-	$211,667

-MORE-

Superior Drilling Products, Inc. Grew Revenue 156% and Achieved Earnings per Share of $0.02 in Fourth Quarter 2021

March 11, 2022

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation

(unaudited)

($, in thousands)	Three Months Ended
	December 31, 2021	December 31, 2020	September 30, 2021

GAAP net income (loss)	$644,884	$(655,142)	$(6,210)
Add back:
Depreciation and amortization	422,733	681,998	405,225
Interest expense, net	125,512	125,068	130,172
Share-based compensation	226,144	180,730	196,096
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	27,875	8,582	39,327
Recovery of Related Party Note Receivable	(707,112)	-	-
Loan Forgiveness	-	(891,600)	-
(Gain) Loss on disposition of assets	(939)	(32,000)	-
Non-GAAP adjusted EBITDA(1)	$827,297	$(494,164)	$852,810

GAAP Revenue	$3,950,469	$1,541,205	$3,561,919
Non-GAAP Adjusted EBITDA Margin	20.9%	NM	23.9%

	Year Ended
	December 31, 2021	December 31, 2020

GAAP net loss	$(529,801)	$(3,429,874)
Add back:
Depreciation and amortization	2,103,534	2,816,396
Interest expense, net	539,162	569,503
Share-based compensation	756,743	550,573
Net non-cash compensation	352,800	352,800
Income tax expense	110,751	114,996
Impairment on asset held for sale	-	30,000
Gain on disposition of assets	(249)	(174,234)
Loan forgiveness	-	(933,003)
Inventory impairment	-	-
Recovery of related party note receivable	(707,112)	-
Non-GAAP adjusted EBITDA(1)	$2,625,828	$(102,843)

GAAP Revenue	$13,336,149	$10,470,798
Non-GAAP Adjusted EBITDA Margin	19.7%	(1.0)%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

- END -